UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2005
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                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       0-22342                      56-1838519
  --------------                 ------------             ----------------------
  State or Other                  Commission                  I.R.S. Employer
  Jurisdiction of                 File Number              Identification Number
  Incorporation

                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (Zip Code)

                                 (336) 723-1282
                        (Registrant's telephone number,
                              including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ /Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8-OTHER EVENTS

ITEM 8.01-OTHER EVENTS

Triad Guaranty Inc. (the "Company") announced on November 2, 2005 that the transaction with Collateral Investment Corp. ("CIC"), previously announced on May 18, 2005 and described in a Form 8-K filed by the Company on May 20, 2005, has been completed. In the transaction, CIC, which holds approximately 17.4% of the outstanding common stock of Triad, transferred all of its 2,573,551 shares of Triad common stock to the Company in exchange for 2,528,514 newly issued shares of Triad common stock, representing a discount of approximately 1.75% to the Company. CIC plans to liquidate and distribute the newly issued Company shares to the CIC shareholders. As a result, the CIC shareholders will have direct ownership of the Company shares rather than an indirect interest through CIC, thereby allowing shareholders to obtain liquidity for their Company shares on a restricted basis over time.

The Company's press release announcing the completion of this transaction is incorporated herein by reference and is filed as an exhibit to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

        Exhibit Number 99.1 -- Text of the Press Release Dated November 2, 2005.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Triad Guaranty Inc.

Date: November 2, 2005                 By:      /s/ Kenneth S. Dwyer
                                                -----------------------
                                       Name:     Kenneth S. Dwyer
                                       Title:    Vice President and Chief
                                                 Accounting Officer